As filed with the Securities and Exchange Commission on April 2, 2001
                                                  Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                              DRUGSTORE.COM, INC.
            (Exact name of Registrant as specified in its charter)

               Delaware                              04-3416255
   (State or other jurisdiction of        (I.R.S. Employer Identification
    incorporation or organization)                    Number)

                             Drugstore.com, Inc.
                   13920 Southeast Eastgate Way, Suite 300
                         Bellevue, Washington  98005
  (Address, including zip code, of Registrant's principal executive office)

                               1998 Stock Plan
                          (Full title of the Plan)
                                ---------------
                              Peter M. Neupert
        Chairman of the Board, President and Chief Executive Officer
                            Drugstore.com, Inc.
                  13920 Southeast Eastgate Way, Suite 300
                         Bellevue, Washington  98005
                               (425) 372-3200
         (Name, address, including zip code, and telephone number,
           including area code, of Registrant's agent for service)

                                 Copies to:
                         William H. Hinman, Sr. Esq.
                         Simpson Thacher & Bartlett
                            3330 Hillview Avenue
                        Palo Alto, California  94304
                               (650) 251-5000

                        CALCULATION OF REGISTRATION FEE

                                       Proposed
                                        Maximum      Proposed
                            Amount     Offering      Maximum      Amount of
Title of Securities to be    to be     Price Per    Aggregate   Registration
Registered                 Registered   Share     Offering Price     Fee
-------------------------  ----------  ---------  -------------  ----------
Common Stock, $0.0001 par
value per share            10,300,162   $.90625   $9,334,521.8125 $2,333.63

(a) Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the price of the Common Stock as reported on the Nasdaq National Market on March 28, 2001.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents filed by Drugstore.com, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

             (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 as filed on March 30, 2001 (File No. 000-26137, Film No. 1588292).

             (b) The Company's Current Report on Form 8-K filed on January 26, 2001 (File No. 000-26137, Film No. 1516482).

             (c) The description of the Company's Common Stock incorporated by reference in the Prospectus filed pursuant to Rule 424 filed on October 10, 2000 and by the Company's Registration Statement on Form S-1, as amended, filed on May 19, 1999 and February 9, 2000.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

         Not required.


Item 5. Interests of Named Experts and Counsel

         Not applicable.

Item 6. Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         The Company's Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company's Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

         Article VI of the By-laws of the Company provides for indemnification of its officers and directors to the fullest extent permitted by Section 145 of the DGCL.

         Section 102(b)(7) of the DGCL provides that a Delaware corporation may eliminate or limit the personal liability of a director to a Delaware corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to the unlawful payment of a dividend or an unlawful stock purchase or redemption or
(iv) for any transaction from which the director derived an improper personal benefit.

         Article VII of the Restated Certificate of Incorporation of the Company provides for the elimination of personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the DGCL.

         The Company has entered into a Directors and Officers Indemnification Agreement which provides that directors and officers shall be indemnified to the fullest extent permitted by applicable law and obligates the Company to indemnify the directors and officers of the Company (a) if any director or officer is or may become a party to any proceeding against all expenses reasonably incurred by such director or officer in connection with the defense or settlement of such proceeding, but only if such director or officer acted in good faith and in a manner which such director or officer reasonably believed to be in or not opposed to the best interests of the Company, and in the case of a criminal action or proceeding, in addition, only if such director or officer had no reasonable cause to believe that his or her conduct was unlawful, (b) if a director or officer is or may become a party to any proceeding by or in the name of the Company to procure a judgment in its favor against all expenses reasonably incurred by such director or officer in connection with the defense or settlement of such proceeding, but only if such director or officer acted in good faith and in a manner which such director or officer reasonably believed to be in or not opposed to the best interests of the Company, except no indemnification for expenses need be made in respect of any claim in which such director or officer shall have been adjudged liable to the Company unless a court in which the proceeding is brought determines otherwise and (c) if a director or officer has been successful on the merits or otherwise in defense of any proceeding or claim.

         The indemnification rights conferred by the Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company may also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed

         Not applicable.

Item 8. Exhibits

         The following exhibits are filed as part of this Registration
Statement:

        4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit B of the Company's Definitive Proxy Statement on Form DEFS14A File No. 000-26137, Film No. 736376) filed on October 6, 2000.

        4.2        Amended and Restated By Laws of the Company filed as
                   Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed on February 9, 2000.

        4.3 The description of the Company's Common Stock incorporated by reference in the Prospectus filed pursuant to Rule 424 filed on October 10, 2000 and by the Company's Registration Statement on Form S-1, as amended, filed on May 19, 1999 and February 9, 2000.

        5          Opinion of Simpson Thacher & Bartlett.

       23.1        Consent of Ernst & Young LLP, Independent Auditors.

       23.2 Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit 5 hereto).

       24          Power of Attorney.

Item 9. Undertakings

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 30th day of March, 2001.
                                     DRUGSTORE.COM, INC.
                                        (Registrant)

                                    By    /s/  Robert A. Barton
                                   ------------------------------------
                                           Robert A. Barton
                                           Vice President of Finance and
                                           Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature                       Title                      Date

/s/  Peter M. Neupert     Chairman, President and Chief        March 30, 2001
    -----------------     Executive Officer (principal
    Peter M. Neupert      executive officer)

/s/  Robert A. Barton     Vice President and Chief             March 30, 2001
    -----------------     Financial Officer (principal
    Robert A. Barton      financial officer and principal
                          accounting officer)

/s/   Jeff Bezos          Director                             March 30, 2001
    -----------------
       Jeff Bezos

/s/   Brook Byers         Director                             March 30, 2001
    -----------------
      Brook Byers

/s/  L. John Doerr        Director                             March 30, 2001
    -----------------
     L. John Doerr


/s/ Melinda French Gates  Director                             March 30, 2001
    -----------------
    Melinda French Gates

/s/  Mary Sammons         Director                             March 30, 2001
    -----------------
     Mary Sammons

/s/  William Savoy        Director                             March 30, 2001
    -----------------
     William Savoy

/s/  Howard Schultz       Director                             March 30, 2001
    -----------------
     Howard Schultz

                               INDEX TO EXHIBITS
   Exhibit
   Number                         Description

     4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit B of the Company's Definitive Proxy Statement on Form DEFS14A File No. 000-26137, Film No. 736376) filed on October 6, 2000.

     4.2            Amended and Restated By Laws of the Company filed as
                    Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed on February 9, 2000.

     4.3 The description of the Company's Common Stock incorporated by reference in the Prospectus filed pursuant to Rule 424 filed on October 10, 2000 and by the Company's Registration Statement on Form S-1, as amended, filed on May 19, 1999 and February 9, 2000.

     5              Opinion of Simpson Thacher & Bartlett.

    23.1            Consent of Ernst & Young LLP, Independent Auditors

    23.2 Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit 5 hereto).

    24              Power of Attorney.